UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2008

VIRTUAL RADIOLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33815	27-0074530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Opus Parkway, Suite 200, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip code)

(952) 392-1100

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Virtual Radiologic Corporation (the “Company”) announced on April 8, 2008 that Mr. Leonard Purkis has been appointed the Company’s Chief Financial Officer effective April 14, 2008.  Mr. Purkis previously served as Chief Financial Officer of E*Trade Financial Corporation from 1998 through 2003, and Chief Financial Officer of Iomega Corp. from 1993 through 1998.  Before joining Iomega, Purkis spent 12 years in senior management roles with General Electric’s Capital, Lighting and Plastics businesses in both the United States and Europe.  Mr. Purkis is a Fellow Member of the Institute of Chartered Accountants in England and Wales.

In connection with the appointment of Mr. Purkis as the Company’s Chief Financial Officer, the Company and Mr. Purkis entered into an Employment Agreement effective April 14, 2008 (the “Employment Agreement”).  The Employment Agreement has an initial term of three years, and will automatically renew for successive one year periods unless either party provides written notice of an intent not to renew the Employment Agreement at least 30 days prior to the expiration of a term. Pursuant to the Employment Agreement, Mr. Purkis will receive an annual base salary of $300,000, which amount may be adjusted upward from time to time at the discretion of the Compensation Committee of the Board of Directors of the Company, and an annual bonus of up to 50% of base salary to be determined by the Compensation Committee and measured against objective financial criteria to be established by the Compensation Committee.  The Employment Agreement states that Mr. Purkis is to be granted an incentive stock option to purchase 160,000 shares of the Company’s common stock, at an exercise price equal to the closing price of the Company’s stock on his first day of employment and vesting in four equal annual installments beginning one year following his first day of employment.  The Employment Agreement further provides that, upon the occurrence of a change in control, all equity awards will become fully vested and immediately exercisable.  If Mr. Purkis is terminated without Cause, or resigns for Good Reason (as those terms are defined in the Employment Agreement), Mr. Purkis is entitled to receive (i) a pro rata portion of the annual bonus amount for the year in which termination occurs, (ii) continuation of base salary for 12 months, and (iii) continuation of benefits for 12 months, provided that any severance benefits will be reduced by any amounts paid as a result of a new position.

The Company also announced on April 8, 2008 that Mark Marlow, the Company’s current Chief Financial Officer, has submitted notice of his resignation from his current position effective April 14, 2008.  Mr. Marlow will remain employed by the Company until May 14, 2008 with a title to be determined.

A press release was issued on April 8, 2008 announcing the appointment of Mr. Purkis as our Chief Financial Officer effective April 14, 2008, and Mr. Marlow’s resignation of his current position effective April 14, 2008, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the Employment Agreement between the Company and Mr. Purkis effective April 14, 2008 is attached to this Form 8-K as Exhibit 10.1.

Item 9.01               Exhibits

(d) Exhibits

Exhibit
Number	Description
10.1	Employment Agreement between the Company and Leonard Purkis, effective April 14, 2008.
99.1	Press Release dated April 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 8, 2008

VIRTUAL RADIOLOGIC CORPORATION

By:	/s/ George H. Frisch
Name: George H. Frisch
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement between the Company and Leonard Purkis, effective April 14, 2008.
99.1	Press Release dated April 8, 2008